   As filed with the Securities and Exchange Commission on December 10, 1997
                                          Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------


                      PATRIOT AMERICAN HOSPITALITY, INC.
            (Exact Name of Registrant as Specified in its Charter)
                                   DELAWARE
                        (State or Other Jurisdiction of
                        Incorporation or Organization)
                                  94-0358820
                     (I.R.S. Employer Identification No.)
                             1950 Stemmons Freeway
                                  Suite 6001
                              Dallas, Texas 75207
                                (214) 863-1000
                  (Address, Including Zip Code, and Telephone
                        Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                      PATRIOT AMERICAN HOSPITALITY, INC.
                              1995 INCENTIVE PLAN
                    NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
                              1997 INCENTIVE PLAN
                     NON-QUALIFIED STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)

                           -------------------------

                         PATRIOT AMERICAN HOSPITALITY
                               OPERATING COMPANY
            (Exact Name of Registrant as Specified in its Charter)
                                   DELAWARE
                        (State or Other Jurisdiction of
                        Incorporation or Organization)
                                  94-2878485
                     (I.R.S. Employer Identification No.)
                             1950 Stemmons Freeway
                                  Suite 6001
                              Dallas, Texas 75207
                                (214) 863-1000
                  (Address, Including Zip Code, and Telephone
                        Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         PATRIOT AMERICAN HOSPITALITY
                               OPERATING COMPANY
                              1995 INCENTIVE PLAN
                    NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
                              1997 INCENTIVE PLAN
                     NON-QUALIFIED STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)

                           -------------------------

                               PAUL A. NUSSBAUM
                Chairman of the Board, Chief Executive Officer
                                 and President
                      Patriot American Hospitality, Inc.
                             1950 Stemmons Freeway
                                  Suite 6001
                              Dallas, Texas 75207
                                (214) 863-1000
                    (Name, Address, Including Zip Code, and
                    Telephone Number, Including Area Code,
                             of Agent for Service)


                               PAUL A. NUSSBAUM
               Chairman of the Board and Chief Executive Officer
                      Patriot American Operating Company
                             1950 Stemmons Freeway
                                  Suite 6001
                              Dallas, Texas 75207
                                (214) 863-1000
                    (Name, Address, Including Zip Code, and
                   Telephone Number, Including Area Code and
                             of Agent for Service)

                             ---------------------

                                  copies to:

                            GILBERT G. MENNA, P.C.
                           KATHRYN I. MURTAGH, ESQ.
                         Goodwin, Procter & Hoar  LLP
                                Exchange Place
                       Boston, Massachusetts  02109-2881
                                (617) 570-1000

                             ---------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

 Title of Securities Being          Amount to be        Proposed Maximum Offering       Proposed Maximum            Amount of
         Registered                Registered (1)          Price Per Share          Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01          1,090,015 (3) (6)          12.00                    $ 13,080,180             $ 3,858.65
   per share, of Patriot                345,404 (3) (6)          13.438                      4,641,539               1,369.25
   American Hospitality Inc.             25,000 (3)              13.875                        346,875                 102.33
   Paired With Shares of Common           3,200 (3)              14.25                          45,600                  13.45
   Stock, par value $.01 per share,       8,000 (3)              15.125                        121,000                  35.70
   of Patriot American Hospitality      780,008 (4)              19.12                      14,913,753               4,399.56
   Operating Company                  1,350,022 (3)              22.375                     30,206,742               8,910.99
                                        100,002 (3)              22.625                      2,262,545                 667.45
                                        560,009 (4)              24.125                     13,510,217               3,985.51
                                        250,004 (3)              24.61                       6,152,598               1,815.02
                                        250,004 (3)              27.07                       6,767,608               1,996.44
                                        250,004 (3)              29.78                       7,445,119               2,196.31
                                        280,000 (4)              32.063                      8,977,640               2,648.40
                                        250,004 (3)              32.761                      8,190,381               2,416.16
                                        250,004 (3)              36.041                      9,010,394               2,658.07
                                        100,000 (5)              32.625                      3,262,500                 962.44
                                      5,900,000                  29.875 (2)                172,262,500              50,817.44
                                     ----------                                           ------------             ----------
                                     11,791,680                                           $301,197,193             $88,854.00
                                     ==========                                           ============             ==========

================================================================================
(1) Plus such additional number of shares as may be required pursuant to the Patriot American Hospitality, Inc./ Patriot American Hospitality Operating Company 1995 Incentive Plan (the "1995 Incentive Plan"), the Patriot American Hospitality, Inc./ Patriot American Hospitality Operating Company Non-Employee Directors' Incentive Plan (the "Directors' Plan"), the Patriot American Hospitality, Inc. 1997 Incentive Plan (the "REIT Plan"), the Patriot American Hospitality Operating Company 1997 Incentive Plan (the "OpCo Plan") and each of the Non-Qualified Stock Option Agreements (collectively, the "Plans") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event. This number also includes certain options and restricted paired shares issued pursuant to individual agreements.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the price at which outstanding securities were issued or may be exercised and the market value of outstanding paired shares of Patriot American Hospitality, Inc. Common Stock, $.01 par value per share, and Patriot American Hospitality Operating Company, par value $.01 per share, on December 8, 1997, utilizing the average of the high and low sale prices reported on the New York Stock Exchange for that date.
(3)  Options granted pursuant to the 1995 Incentive Plan.
(4)  Options granted pursuant to certain Non-Qualified Option agreements.
(5)  Options for 50,000 Paired Shares granted pursuant to the REIT Plan.
     Options for 50,000 Paired Shares granted pursuant to the OpCo Plan.
(6)  Options granted pursuant to the Directors' Plan.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         Patriot American Hospitality, Inc. (the "REIT") and Patriot American Hospitality Operating Company (the "Operating Company") hereby incorporate by reference the documents listed below, which have previously been filed with the Securities and Exchange Commission (the "Commission").

REIT and Operating Company

     1. Current Reports on Form 8-K of the REIT and the Operating Company dated
(i) July 1, 1997 (Nos. 001-09319 and 001-09320 filed July 15, 1997), (ii) July
15, 1997 (Nos. 001-09319 and 001-09320 filed July 21, 1997), (iii) July 22, 1997
(Nos. 001-09319 and 001-09320 filed July 22, 1997), (iv) September 17, 1997
(Nos. 001-09319 and 001-09320 filed September 17, 1997), (v) September 30, 1997, as amended (Nos. 001-09319 and 001-09320 filed October 14, 1997 and October 28,
1997), (vi) September 30, 1997 (Nos. 001-09319 and 001-09320 filed November 12,
1997), (vii) December 2, 1997 (Nos. 001-09319 and 001-09320 filed December 4,
1997) and (viii) December 10, 1997 (Nos. 001-09319 and 001-09320 filed December 10, 1997);

     2. The description of the Paired Shares of Patriot American Hospitality, Inc. Common Stock, par value $.01 per share, ("REIT Common Stock") and Patriot American Hospitality Operating Company Common Stock, par value $.01 per share ("Operating Company Common Stock") contained or incorporated by reference in REIT's and Operating Company's Registration Statement on Form 8-A (Nos. 001-09319, 001-09320), including any amendments thereto;

     3. Quarterly Report on Form 10-Q of the REIT and the Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended June 30, 1997; and

     4. Quarterly Report on Form 10-Q of the REIT and the Operating Company (Nos. 001-09319 and 001-09320) for the fiscal quarter ended September 30, 1997.

California Jockey Club and Bay Meadows Operating Company

     1. Annual Report on Form 10-K of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal year ended December 31, 1996;

     2. Current Reports on Form 8-K of California Jockey Club and Bay Meadows Operating Company dated (i) February 24, 1997 (Nos. 001-09319, 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos. 001-09319, 001-09320 filed June 5,
1997);

     3. Quarterly Report on Form 10-Q of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997; and

     4. Quarterly Report on Form 10-Q/A of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

Patriot American Hospitality, Inc. ("Old Patriot REIT")

        1. Annual Report on Form 10-K of Old Patriot REIT (No. 001-13898) for the fiscal year ended December 31, 1996;

        2. Current Reports on Form 8-K of Old Patriot REIT, dated: (i) April 2, 1996, as amended (No. 001-13898 filed April 17, 1996 and June 14, 1996), (ii)
December 5, 1996 (No. 001-13898 filed December 5, 1996), (iii) January 16, 1997, as amended (No. 001-13898 filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997 and May 19, 1997), (iv) February 24, 1997 (No. 001-13898
filed March 3, 1997) and (v) April 14, 1997, as amended (No. 001-13898 filed April 17, 1997 and April 18, 1997); and

        3. Quarterly Report on Form 10-Q of Old Patriot REIT (No. 001-13898) for the fiscal quarter ended March 31, 1997.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Amended and Restated Certificate of Incorporation of the REIT (the "REIT Restated Charter") and Amended and Restated Certificate of Incorporation of the Operating Company (the "OpCo Restated Charter" and collectively with the REIT Restated Charter referred to hereinafter as the "Restated Charters") in conjunction with the Delaware General Corporation Law (the "DGCL"), eliminate a director's personal liability to the REIT or the Operating Company, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the REIT or the Operating Company, as the case may be, or their respective stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.

         The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of the REIT (the "REIT Restated Bylaws") and the Amended and Restated Bylaws of the Operating Company (the "OpCo Restated Bylaws" and collectively with the REIT Restated Bylaws referred hereinafter as the "Restated Bylaws") provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of the REIT and the Operating Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the REIT or the Operating Company pursuant to the foregoing provision or otherwise, the REIT and the Operating Company have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and is therefore, unenforceable.

         The REIT and the Operating Company have purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------
4.1 Patriot American Hospitality, Inc./Patriot American Hospitality Operating Company 1995 Stock Option and Incentive Plan
4.2 Patriot American Hospitality, Inc./Patriot American Hospitality Operating Company Non-Employee Directors' Incentive Plan
4.3      Patriot American Hospitality, Inc. 1997 Incentive Plan
4.4      Patriot American Hospitality Operating Company 1997 Incentive Plan
4.5 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement (grant to William W. Evans, III) dated February 14, 1997
4.6 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Richard Holtzman) dated January 15, 1997
4.7 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Scott Lyon) dated January 15, 1997
4.8 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to David Beckham) dated January 15, 1997
4.9 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to William Nassikas) dated January 15, 1997
4.10 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Michael Surguine) dated January 15, 1997
4.11 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Del Goehring) dated January 15, 1997
4.12 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Bruce Campbell) dated January 15, 1997
4.13 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to William Gamble) dated January 15, 1997
4.14 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Richard Riess) dated January 15, 1997
4.15 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Charles F. Kercheval) dated January 15, 1997
4.16 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Michael J. Byrd) dated January 15, 1997
4.17 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Kenneth B. Humes) dated January 15, 1997
4.18 Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement, (grant to Toni Dawson) dated January 15, 1997
4.19 Patriot American Hospitality Operating Company Executive Employment Agreement, (grant to Karim Alibhai) dated October 1, 1997
5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
23.2     Consent of Deloitte & Touche LLP, San Francisco, California
23.3     Consent of Deloitte & Touche LLP, Houston, Texas
23.4     Consent of Ernst & Young LLP, Dallas, Texas
23.5     Consent of Ernst & Young LLP, Seattle, Washington
23.6     Consent of Ernst & Young LLP, Phoenix, Arizona
23.7     Consent of Ernst & Young LLP, San Juan, Puerto Rico
23.8     Consent of Ernst & Young LLP, Miami, Florida
23.9     Consent of Coopers & Lybrand, L.L.P., Fort Lauderdale, Florida
23.10    Consent of Coopers & Lybrand, L.L.P., Pittsburgh, Pennsylvania

23.11    Consent of Coopers & Lybrand, L.L.P., Dallas, Texas
23.12    Consent of Coopers & Lybrand, L.L.P., Phoenix, Arizona
23.13    Consent of Coopers & Lybrand, L.L.P., Newport Beach, California
23.14    Consent of Coopers & Lybrand, L.L.P., Tampa, Florida
23.15    Consent of Pannell Kerr Forster PC, Alexandria, Virginia
23.16    Consent of Price Waterhouse LLP, Miami, Florida
23.17    Consent of Arthur Andersen LLP, Dallas, Texas
24.1 Powers of Attorney (contained in signature pages on pages 8 and 10 of this Registration Statement)

Item 9.  Undertakings
         ------------

         (a)      Each undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectuses any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit it to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 10th day of December, 1997.

                              PATRIOT AMERICAN HOSPITALITY, INC.

                              By:  /s/ Paul A. Nussbaum
                                  ------------------------------------------
                                       Paul A. Nussbaum
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Patriot American Hospitality, Inc., hereby severally constitute Paul A. Nussbaum, as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officer and directors to enable Patriot American Hospitality, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                                       Date
---------                         -----                                       ----
 /s/ Paul A. Nussbaum             Chairman of the Board, President            December 10, 1997
 ------------------------------    and Chief Executive Officer
 Paul A. Nussbaum                  (Principal Executive Officer)

 /s/ Rex E. Stewart               Chief Financial Officer, Treasurer and      December 10, 1997
-------------------------------    Secretary (Principal Financial Officer)
Rex E. Stewart

 /s/ William W. Evans III         Director                                    December 10, 1997
-------------------------------
William W. Evans III

 /s/ John H. Daniels              Director                                    December 10, 1997
------------------------------
John H. Daniels

 /s/ John C. Deterding            Director                                    December 10, 1997
-----------------------------
John C. Deterding

 /s/ Gregory R. Dillon            Director                                    December 10, 1997
-----------------------------
Gregory R. Dillon

 /s/ Thomas S. Foley              Director                                    December 10, 1997
-----------------------------
Thomas S. Foley

 /s/ Arch K. Jacobson             Director                                    December 10, 1997
-----------------------------
Arch K. Jacobson

                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 10th day of December, 1997.

                                               PATRIOT AMERICAN HOSPITALITY
                                               OPERATING COMPANY


                                               By:  /s/ Paul A. Nussbaum
                                                   ----------------------------
                                                        Paul A. Nussbaum
                                                        Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Patriot American Hospitality Operating Company, hereby severally constitute Paul A. Nussbaum, as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officer and directors to enable Patriot American Hospitality Operating Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                    Date
---------                            -----                                    ----
 /s/ Paul A. Nussbaum                Chairman of the Board and Chief          December 10, 1997
-------------------------------       Executive Officer (Principal
Paul A. Nussbaum                      Executive Officer)

 /s/ Rex E. Stewart                  Chief Financial Officer, Treasurer       December 10, 1997
-------------------------------       and Secretary (Principal Financial
Rex E. Stewart                        Officer)

 /s/ Leonard Boxer                   Director                                 December 10, 1997
-------------------------------
Leonard Boxer

 /s/ Russ Lyon, Jr.                  Director                                 December 10, 1997
-------------------------------
Russ Lyon, Jr.

 /s/ Burton C. Einspruch             Director                                 December 10, 1997
-------------------------------
Burton C. Einspruch

 /s/ Arch K. Jacobson                Director                                 December 10, 1997
-------------------------------
Arch K. Jacobson

 /s/ Karim Alibhai                   Director                                 December 10, 1997
-------------------------------
Karim Alibhai

 /s/ Sherwood M. Weiser              Director                                 December 10, 1997
-------------------------------
Sherwood M. Weiser

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit                                                                                     Page
-------                                                                                     ----
4.1     Patriot American Hospitality, Inc. 1995 Stock Option and Incentive Plan               13
4.2     Patriot American Hospitality, Inc. Non-Employee Directors' Incentive Plan             30
4.3     Patriot American Hospitality, Inc. 1997 Incentive Plan                                41
4.4     Patriot American Hospitality Operating Company 1997 Incentive Plan                    63
4.5     Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement
        (grant to William W. Evans, III) dated February 14, 1997                              83
4.6     Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Richard Holtzman) dated January 15, 1997                                    88
4.7     Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Scott Lyon) dated January 15, 1997                                          95
4.8     Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to David Beckham) dated January 15, 1997                                      102
4.9     Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to William Nassikas) dated January 15, 1997                                   109
4.10    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Michael Surguine) dated January 15, 1997                                   116
4.11    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Del Goehring) dated January 15, 1997                                       123
4.12    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Bruce Campbell) dated January 15, 1997                                     130
4.13    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to William Gamble) dated January 15, 1997                                     137
4.14    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Richard Riess) dated January 15, 1997                                      144
4.15    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Charles F. Kercheval) dated January 15, 1997                               151
4.16    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Michael J. Byrd) dated January 15, 1997                                    158
4.17    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Kenneth B. Humes) dated January 15, 1997                                   165
4.18    Patriot American Hospitality, Inc. Non-Qualified Stock Option Agreement,
        (grant to Toni Dawson) dated January 15, 1997                                        172
4.19    Patriot American Hospitality Operating Company Executive Employment Agreement,
        (grant to Karim Alibhai) dated October 1, 1997                                       179
5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities
        being registered                                                                     193
23.1    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)              193
23.2    Consent of Deloitte & Touche LLP, San Francisco, California                          194
23.3    Consent of Deloitte & Touche LLP, Houston, Texas                                     195
23.4    Consent of Ernst & Young LLP, Dallas, Texas                                          196
23.5    Consent of Ernst & Young LLP, Seattle, Washington                                    197
23.6    Consent of Ernst & Young LLP, Phoenix, Arizona                                       198
23.7    Consent of Ernst & Young LLP, San Juan, Puerto Rico                                  199
23.8    Consent of Ernst & Young LLP, Miami, Florida                                         200
23.9    Consent of Coopers & Lybrand, L.L.P., Fort Lauderdale, Florida                       201
23.10   Consent of Coopers & Lybrand, L.L.P., Pittsburgh, Pennsylvania                       202
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
23.11   Consent of Coopers & Lybrand, L.L.P., Dallas, Texas                 203
23.12   Consent of Coopers & Lybrand, L.L.P., Phoenix, Arizona              207
23.13   Consent of Coopers & Lybrand, L.L.P., Newport Beach, California     205
23.14   Consent of Coopers & Lybrand, L.L.P., Tampa, Florida                206
23.15   Consent of Pannell Kerr Forster PC, Alexandria, Virginia            207
23.16   Consent of Price Waterhouse LLP, Miami, Florida                     208
23.17   Consent of Arthur Andersen LLP, Dallas, Texas                       209
24.1    Powers of Attorney                                                  8, 10
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